STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 2nd day of June, 2006, by and between Bio Solutions Manufacturing, Inc., a New York corporation (“Issuer”), and Bio Solutions Franchise Corp. a Florida corporation (“BSFC”). The Issuer and BSFC shall each sometimes be referred to as a “Party” and collectively as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.
EXCHANGE OF SECURITIES. Subject to the terms and conditions of this agreement, the Issuer agrees to issue to BSFC an aggregate of Ten Million (10,000,000) shares of the common stock of the Issuer, par value $0.001 per share (the “Issuer Shares”), in exchange for 100% of the issued and outstanding shares of Bio Extraction Services, Inc. (“BESI”), such that BESI shall become a wholly-owned subsidiary of the Issuer.

2.	REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer represents and warrants, to the best of their knowledge, to BSFC the following:

i.
Organization. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and has all necessary corporate powers to own properties and carry on its business, and is duly qualified to do business and is in good standing in the State of New York and the State of Mississippi.

ii.
Capital. The authorized capital stock of Issuer consists of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, of which approximately Twenty Five million shares are issued and outstanding (25,000,000) shares are issued and outstanding, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. All outstanding shares are fully paid and non-assessable, and are free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.

iii.
Financial Statements. Exhibit A to this Agreement includes the current balance sheet of Issuer, and the related statements of income and retained earnings as of and for the fiscal year ended October 31, 2005 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Issuer throughout the periods indicated, and fairly present the financial position of Issuer as of the date of the balance sheet and the Financial Statements, and the results of its operations for the periods indicated.

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iv.
Absence of Changes. Since the date of the Financial Statements, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

v.
Ability to Carry Out Obligations. Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Issuer or upon the securities of Issuer to be acquired by BSFC.

vi.
Compliance with Laws. Issuer has complied with and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Issuer. Issuer has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

vii.
 Litigation. Issuer is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or pending governmental investigation. There is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

viii.	Absence of Certain Changes. Except as set forth in Exhibit B attached hereto, or as specifically contemplated in this Agreement, since April 30, 2006, the Issuer and its subsidiaries have not:

(1)	suffered any material adverse change in its working capital, financial condition, assets, liabilities, business, or prospects, or suffered any material casualty loss (whether or not insured);

(2)	made any change in business operations or in the manner of conducting business inconsistent with past practice;

(3)	paid, discharged or satisfied any claim, lien, encumbrance or liability other than in the ordinary course of business and consistent with past practice;

(4)
other than in the ordinary course of its business, paid, made, or set aside for payment any distribution in respect of its shareholders or directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock;

(5)	made any change in any method of accounting or accounting practice.

ix.
Material Contracts. All material contracts, agreements, commitments, and instruments to which the Issuer and/or any of its subsidiaries are subject and by which they are bound are listed in Exhibit C and true and correct copies thereof have been provided to BSFC. All such contracts are in full force and effect, there have been no cancellations thereof, there are no outstanding disputes there under, and there does not exist any default in any material respect, or event, which is a breach in any material respect, of the terms of such contract.

x.
Tax Returns. Issuer and all of its subsidiaries have filed, with appropriate governmental authorities, all tax and related returns required to be filed, and such returns adequately reflect all taxes payable, copies of which shall be provided upon the signing of this Agreement.

xi.
Title. The Issuer Shares at Closing will be free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind except as imposed under the terms of this Agreement and under federal and applicable state securities laws, and all such shares shall bear the restrictive legend in Section 3.B.i.(2) below. None of the Issuer Shares or BSLM Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, and, except as provided in this Agreement, the Issuer is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Issuer Shares. There is no applicable local, state or federal law, rule, regulation, or decree, that Issuer is currently aware of, which would, as a result of the issuance of the Issuer Shares to BSFC, impair, restrict or delay BSFC's voting rights with respect to the Issuer Shares.

xii.	Insurance. Neither the Issuer nor any of its subsidiaries are insureds under any insurance policies.

xiii.
Brokers, Finders. No agent, broker, investment banker, person, or firm acting on behalf of the Issuer or any of its subsidiaries is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated hereby.

xiv.
Disclosure. Neither this Agreement nor any schedule, exhibit, list, certificate or other instrument or document delivered to BSFC pursuant to this Agreement by or on behalf of the Issuer or any of its subsidiaries, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein to make the statements, representations or warranties and information contained herein or therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF BSFC.

A. BSFC represents and warrants, to the best of its knowledge, to the Issuer the following:

i.
Organization. BSFC is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida.

ii.
Litigation. BSFC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best knowledge of BSFC, there is no basis for any such action or proceeding and no such action or proceeding is threatened against BSFC and BSFC is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

iv.
Tax Returns. BSFC and all of its subsidiaries have filed, with appropriate governmental authorities, all tax and related returns required to be filed, and such returns adequately reflect all taxes payable. All federal, state, local, county, franchise, sales, use, excise, property, and other taxes payable have been paid, and no reserves for unpaid taxes have been set up or are required.

v.
Ability to Carry Out Obligations. BSFC has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by BSFC and the performance by BSFC of its obligations hereunder will not cause, constitute, of conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which BSFC or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause BSFC to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of BSFC or upon the BSFC Shares.

vi
Material Contracts. All material contracts, agreements, commitments, and instruments to which BSFC is subject and by which it is bound are in full force and effect, there have been no cancellations thereof, there are no outstanding disputes there under, and there does not exist any default in any material respect or event, which is a breach in any material respect of the terms of such contract, commitments and instruments.

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vii
Brokers, Finders. No agent, broker, investment banker, person, or firm acting on behalf BSFC is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated hereby.

B. BSFC represents and warrants, to the best of its knowledge, to the Issuer the following:

i.  Securities Law Matters.

(1)
BSFC is acquiring the Issuer Shares for their own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered, or exempt from registration, under the Securities Act of 1933 (the “1933 Act”) and applicable state securities laws. BSFC shall offer, sell, pledge, hypothecate or otherwise transfer the Issuer Shares except pursuant to registration under the 1933 Act and applicable state securities laws or an exemption from registration under the 1933 Act and any applicable state securities laws. BSFC (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Issuer and (ii) is aware that an investment in the Issuer Shares involves a high degree of risk and that they may be required to bear such risk for an indefinite period of time, and that they are able to bear such risk. BSFC understands that the Issuer Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of federal and applicable state securities laws, and that the Issuer is relying upon the truth and accuracy of, and BSFC’s compliance with, their representations, warranties and agreements herein in order to determine the availability of such exemptions and the eligibility of BSFC to acquire the Issuer Shares. BSFC has been (i) furnished with all materials relating to the business, finances and operations of the Issuer and the offer and exchange of the Issuer Shares that they have requested and (ii) afforded the opportunity to ask all questions of the Issuer as they have in their discretion deemed advisable. BSFC has sought such accounting, legal and tax advice, as they have considered necessary to make an informed investment decision with respect to their acquisition of the Issuer Shares.

(2)	BSFC understands that the stock certificates and documents representing the Issuer Shares will bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

ii
Title. The BSFC Shares will be, at Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind except as imposed under federal and applicable state securities laws, and all such shares shall bear an appropriate restrictive legend. None of the BSFC Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and BSFC is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the BSFC Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the delivery of the BSFC Shares to the Issuer, impair, restrict or delay Issuer’s voting rights with respect to the BSFC Shares.

5.
DATE AND TIME OF CLOSING. The closing of the transactions described herein (the “Closing”), shall take place at the offices of BSFC on June 1, 2006, or at such other place, date and time as the Parties may agree in writing (the “Closing Date”).

6. DOCUMENTS TO BE DELIVERED AT CLOSING.

i.  By the Issuer.

(1)	Board of Directors Minutes authorizing the issuance of the Issuer Shares in the name of BSFC.

(2)	Delivery to BSFC of the Ten Million BSLM Shares in the name of BSFC.

(3) A copy of this Agreement signed by authorized officer(s) of BSLM.

ii.  By BSFC.

(1)	Delivery to the Issuer of certificates representing the BESI Shares, together with validly executed stock powers containing applicable Medallion signature guarantees.

(2)	A copy of this Agreement signed by BSFC.

7.
REMEDIES. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Hattiesburg, Mississippi in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The rules of discovery for the arbitration shall be determined by the Parties or by the arbitrator if the Parties cannot agree.

8. INDEMNIFICATION.

i.
Indemnification by the Issuer. The Issuer shall indemnify, hold harmless, and reimburse BSFC and its shareholders, officers and directors from and against any and all claims, losses, damages, liabilities, diminution of value and costs and related expenses (including without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions), whether or not involving a third party claim, reasonably incurred by BSFC in connection with any of the following:

(1)
any misrepresentation or breach of any warranty made by the Issuer or any of its subsidiaries under this Agreement as to which a notice is given under paragraph iii. Below within the time period specified in Section 9.ix. below; and

(2)	the non-fulfillment or breach of any covenant, agreement, or obligation of the Issuer or any of its subsidiaries contained in or contemplated by this Agreement that occurs prior to the Closing.

ii.
Indemnification by BSFC. BSFC shall indemnify, hold harmless, and reimburse the Issuer from and against any and all claims, losses, damages, liabilities, diminution of value and costs and related expenses (including without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions), whether or not involving a third party claim, reasonably incurred by the Issuer in connection with any of the following:

(1)	any misrepresentation or breach of any warranty made by BSFC under this Agreement as to which a notice is given under paragraph iii. below within the time period specified in Section 9.vii. below;

(2)	the non-fulfillment or breach of any covenant, agreement, or obligation of BSFC or the BSFC Shareholders contained in or contemplated by this Agreement; and

(3)	any obligation related to or arising from the business of BSFC either before or after the Closing.

iii.
Procedure for Indemnity. The indemnified parties shall promptly notify the Indemnifying party of any claim, demand, action or proceeding (collectively, a “Claim”) for which indemnification will be sought under this Section 8, and if such Claim is a third party Claim, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party Claim. In connection with any such third party Claim, the parties hereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party Claim shall be settled without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. If a firm written offer is made to settle any such third party Claim and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be solely responsible for, all further defense of such third party Claim; and (ii) the maximum liability of the indemnifying party relating to such third party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party Claim is greater than the amount of the proposed settlement.

9. MISCELLANEOUS.

i.
Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

ii.
No Oral Changes. This Agreement and any provision hereof may not be changed, modified, or discharged orally, but only by an agreement in writing signed by the Party against whom enforcement of any change, modification, or discharge is sought.

iii.
Non-Waiver. No waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

iv.	Time of Essence. Time is of the essence for this Agreement and of each and every provision hereof.

v.
Entire Agreement. This Agreement, with exhibits, contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings whether oral or in writing.

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vi.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

vii.
Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Issuer:  Bio Solutions Franchise Corp.
1161 James Street
Hattiesburg, MS 39401

BSFC:  Bio Solutions Manufacturing, Inc.
1161 James Street
Hattiesburg, MS 39401

viii.
 Attorney’s Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees, exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

ix.	Survival of Representations. The representations and warranties given hereunder shall survive for a period of one (1) year following the Closing Date.

x.
Governing Law. It is the intention of the Parties that the law of the State of Mississippi should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties, without regard to the conflict of laws rules thereof.

xi.	Successors and Assigns. This Agreement shall be binding upon the Parties, and their heirs, legal representatives, successors and assigns.

xii.	Authority of Corporate Signatories. Each individual signing on behalf of a Party, not a natural person, that is an entity has the authority to execute this Agreement on behalf of such person.

xiii.
No Interpretation Against Drafter. This Agreement has been negotiated at arms’- length between persons sophisticated and knowledgeable in these types of matters. Accordingly, any normal rules of construction that would require a court to resolve matters of ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

xiv.
Costs and Expenses. Except as provided in Sections 2.v., 2.viii., 7 and 8 above, all expenses (including attorney’s and accountant’s fees) incurred by any Party in connection with (i) the preparation and negotiation of this Agreement and the other agreements and documents referred to herein and (ii) the consummation of the transactions referred to herein or therein (whether occurring prior to or after the Closing), shall be borne by the Party who incurred them.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

BIO SOLUTIONS FRANCHISE CORP.

By:
N. Wayne Wade, President

BIO SOLUTIONS MANUFACTURING, INC.

By:
David Bennett, President

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EXHIBIT A

Issuer’s Financial Statements as of June 30, 2004.